EXHIBIT A
                            [Form of Warrant Certificate]
                                        [Face]

 Cusip No.   44851M 11 7                             ______ Warrants

                            Class A Warrant Certificate


                             HVIDE MARINE INCORPORATED


                  This Warrant Certificate certifies that , or its registered assigns, is the registered holder of Warrants expiring December 14, 2003 (the "Warrants") to purchase Common Stock, par value $.01 (the "Common Stock"), of Hvide Marine Incorporated, a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on or after the date of the consummation of the Plan of Reorganization of Hvide Marine Incorporated, a Florida corporation, under Chapter 11 of the Bankruptcy Code (the "Exercisability Date") until 5:00 p.m. New York City Time on December 14, 2003, to receive from the Company one fully paid and nonassessable share of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $38.49 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised before the Exercisability Date. No Warrant may be exercised after 5:00 p.m., New York City Time on December 14, 2003, and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This   Warrant   Certificate   shall   not  be  valid   unless
countersigned  by the  Warrant  Agent,  as such  term  is  used  in the  Warrant
Agreement.


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                  This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, Hvide Marine Incorporated, a Delaware corporation, has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a signature or a facsimile thereof, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:


                                                     HVIDE MARINE INCORPORATED


                                                     By:
                                                         Name:
                                                         Title:  President

                                                     By:
                                                         Name:
                                                         Title:  Secretary

                                                     [SEAL]

Countersigned:


State Street Bank and Trust Company

----------------------
as Warrant Agent

By:
      Authorized Signature


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                                 [Form of Warrant Certificate]
                                           [Reverse]



      [ Because vessels owned by Hvide Marine Incorporated (the "Company") and its subsidiaries operate in the United States coastwise trades, United States law provides that no more than 25 percent of its stock may be owned or controlled by Non-Citizens, as defined in the Application for Purchase of Common Stock printed below on this Certificate. Under the Articles of Incorporation of the Company, the maximum percentage of the total outstanding shares of common stock of the Company that may be owned by Non-Citizens is 24.99%. Any purported sale, transfer or other disposition to Non-Citizens of shares of common stock which would result in increasing the ownership of shares by Non-Citizens above such maximum permitted percentage shall be ineffective as against the Company to transfer the shares or any voting or other rights in respect thereof, and such transfer shall not be recorded on the books of the Company in any such case, and neither the Company nor the transfer agent for the common stock shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Company for any purpose whatsoever except to the extent necessary to effect any remedy available to the Company. Each share of common stock issued by the Company shall be represented by either CITIZEN SHARE CERTIFICATES or NON- CITIZEN SHARE CERTIFICATES, and shall be subject to the limitations set forth thereon. Any shares represented by CITIZEN SHARE CERTIFICATES held in the names of or for the account of Non-Citizens will have no rights, and the Company may regard any certificate representing such shares, whether or not validly issued, as having been invalidly issued. The Company will furnish to any Warrant holder, upon written request and without charge, copies of the applicable provisions of the Certificate of Incorporation of the Company. Any such request may be addressed to the Company. The shares of common stock to be purchased pursuant to this Warrant will be issued on the books of the Company only if [the Application for Purchase of Common Stock set forth below has been executed by the purchaser and]1 the Company determines that such issuance will not cause the percentage ownership of common stock by Non-Citizens to exceed the maximum permitted percentage.

                     ---------------------------------------------

                          APPLICATION FOR PURCHASE OF COMMON STOCK

          The undersigned (the "Applicant") makes application for the purchase by the Applicant of the number of shares of common stock indicated below and hereby certifies to Hvide Marine Incorporated that: (answer (a), (b) and/or (c) as applicable) -------- 1 This clause to be inserted only if the Warrant is in Definitive form.


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     (a) The  Applicant  will be the  beneficial  owner of shares of the  common stock of Hvide Marine Incorporated and is o is not o a "Citizen" (check one).


     (b) The Applicant will hold shares of the common stock of Hvide Marine Incorporated for the benefit of one or more "Persons" who ARE "Citizens."

     (c) The Applicant will hold shares of the common stock of Hvide Marine Incorporated for the benefit of one or more "Persons" who ARE NOT "Citizens."

         The Applicant agrees that, on the request of Hvide Marine Incorporated, he will furnish proof in support of this Certificate. The Applicant understands that he has an ongoing obligation to provide the information set forth herein and agrees to provide a new Citizenship Certificate at any time as the facts affecting his citizenship or the citizenship of the beneficial owner(s) for whom he holds Hvide Marine Incorporated common stock change. Hvide Marine Incorporated will provide a blank Citizenship Certificate to the Applicant upon request.

                                     IMPORTANT NOTICE

      THIS APPLICATION CONSTITUTES A BASIS FOR HVIDE MARINE INCORPORATED'S REPRESENTATION TO THE UNITED STATES GOVERNMENT THAT IT IS A CITIZEN WITHIN THE MEANING OF THE SHIPPING ACT, 1916, AS AMENDED. ANY PERSON MAKING A STATEMENT HEREIN WHICH HE KNOWS TO BE FALSE MAY BE PROCEEDED AGAINST UNDER TITLE 18, UNITED STATES CODE, SECTION 1001, WHICH SECTION PRESCRIBES PENALTIES OF UP TO FIVE YEARS IMPRISONMENT OR A FINE OF UP TO $10,000.

         This Application is dated                         ,                   .



                                                   Signature of Applicant

      For purposes of this Certificate:

      A "Citizen" is:

     (i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;

     (ii)any corporation (A) that is organized under the laws of the United States, or of a state of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States (each a "State"), (B) of which title to not less than 75% of each class or series of its capital stock is Beneficially Owned, as defined herein, by and vested in Persons, as defined herein, who are Citizens, as defined herein, free from any trust or fiduciary obligation in favor of Non-Citizens, as defined herein, (C) of which not less than 75% of the voting power of the then outstanding shares of capital stock of such corporation entitled  to  vote  generally  in the  election  of  directors  of such corporation is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens, (D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president, chief executive officer (by whatever title), chairman of the Board of Directors and all officers authorized to act in the absence or disability of such Persons are Citizens, and (F) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens;

     (iii) any partnership (A) that is organized under the laws of the United States or of a State, (B) all general partners of which are Citizens, and (C) of which not less than a 75% interest is Beneficially Owned and controlled by, and vested in, Persons who are Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens;

     (iv)any association (A) that is organized under the laws of the United States or of a State, (B) of which 100% of the members are Citizens,
         (C) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (D) of which not less than 75% of the voting power of such association entitled to


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          vote generally in the election of directors (or equivalent Persons) is vested in Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (E) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

     (v) any limited liability company (A) that is organized under the laws of the United States or of a State, (B) of which not less than 75% of the membership interests are Beneficially Owned by and vested in Persons that are Citizens free from any trust or fiduciary obligation in favor of Non-Citizens and of which the remaining membership interests are Beneficially Owned by and vested in Persons meeting the requirements of 46 U.S.C.ss.12102(a), (C) of which not less than 75% of the voting power is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly in behalf of Non-Citizens, (D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body), managing members (or equivalent), if any, and all Persons authorized to act in the absence or disability of such Persons are Citizens, and (F) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

     (vi)any joint venture (if not an association, corporation, partnership, or limited liability company) (A) that is organized under the laws of the United States or of a State, and (B) of which 100% of the members are, or 100% of the equity is Beneficially Owned by, Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens; and

     (vii) any trust (A) that is domiciled in and existing under the laws of the United States or of a State, (B) all the trustees of which are Citizens, (C) of which not less than a 75% interest is held for the benefit of Citizens, free and clear of any trust or fiduciary obligation in favor of any Non- Citizens, and (D) each beneficiary of which with an enforceable interest in the trust is a Citizen.

      The foregoing definition is applicable at all tiers of ownership and in both form and substance at each tier of ownership.

      A "Non-Citizen" is any Person other than a Citizen.

      A "Person" is an individual, corporation, partnership, association, trust, joint venture, limited liability company or other entity.

      A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own" shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

      [ Unless and until it is exchanged in whole or in part for Warrant Certificates in definitive form, the Warrants represented by this Certificate may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC"), (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any new certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of

2   The Application is to be included only if the warrant is in Definitive Form.


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      DTC),  ANY TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
      OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]3

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 14, 2003 entitling the holder on exercise to receive shares of Common Stock, par value $.01, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of December 15, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holder" or "holders" meaning the registered holder or registered holders) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

          Warrants may be exercised at any time from 9:00 a.m. on or after the Exercisability Date and until 5:00 p.m., New York City Time on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in lawful money of the United States of America at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. Upon the exercise of any Warrant, the Company may, at its option, pay cash in lieu of the issuance of fractional shares of Common Stock as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificate's of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The  Company and the  Warrant  Agent may deem and treat the  Holder(s)
      hereof   as  the   absolute   owner(s)   of   this   Warrant   Certificate
      (notwithstanding any notation of ownership or

--------
3        This paragraph is to be included only if the Warrant is in global form.


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      other  writing  hereon  made by anyone),  for the purpose of any  exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any Holder hereof to any rights of a stockholder of the Company.


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                                [Form of Election to Purchase]
                           (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right with respect to ______ Warrants, represented by this Warrant Certificate, to receive shares of Common Stock and herewith makes payment therefor in the amount of $___________. The undersigned requests that a certificate for such shares be registered in the name of , whose address is and that such shares be delivered to , whose address is . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of , whose address is , and that such Warrant Certificate be delivered to , whose address is . .

                                                    Signature

          Date:



                                                    Signature Guaranteed

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